Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42612 dated July 31, 2000) pertaining to the ADM 401(k) Plan for Salaried Employees of our report dated May 30, 2003, with respect to the financial statements and schedule of the ADM 401(k) Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Ernst & Young LLP

St. Louis, Missouri

June 25, 2003